UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2003


                     Federal Agricultural Mortgage Corporation
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Federally chartered
      instrumentality of
       the United States               0-17440           52-1578738
-------------------------------     ------------      -------------------
(State or other jurisdiction of     (Commission        (I.R.S. Employer
 incorporation or organization)     File Number)      Identification No.)



1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.        20036
-----------------------------------------------------------      ----------
       (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
          (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

     On May 30, 2003, the Registrant issued a press release announcing that Henry D. Edelman, President and Chief Executive Officer, and Nancy E. Corsiglia, Vice President and Chief Financial Officer, had each entered into a trading plan in compliance with Securities and Exchange Commission Rule 10b5-1. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits:

                  99    Press release dated May 30, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:  Jerome G. Oslick
                                        Title: Vice President - General Counsel




Dated:      May 30, 2003

                                   FARMER MAC


                                      NEWS

FOR IMMEDIATE RELEASE                                 CONTACT
May 30, 2003                                          Jerome Oslick
                                                      202-872-7700

                               Farmer Mac Officers
                           Adopt 10b5-1 Trading Plans

     Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA), reported today that Henry D. Edelman, President and CEO, and Nancy E. Corsiglia, Vice President and CFO, each have adopted a prearranged trading plan in accordance with Securities and Exchange Commission Rule 10b5-1 and Farmer Mac's policy on securities trades by company personnel. Farmer Mac is the stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans.

     Under Rule 10b5-1, directors and officers of a company may adopt a prearranged plan or contract for the sale of the company's securities under specified conditions and times if the person has no material non-public information about the company. The plans adopted by Mr. Edelman and Ms. Corsiglia relate to Farmer Mac Class C Non-Voting Common Stock (NYSE:AGM). They were entered into primarily with respect to options to purchase shares of Class C Stock that will expire by their terms on June 18, 2003 and for tax planning purposes.

     Each plan commences June 1, 2003 and directs Bear Stearns to exercise the options not later than their expiration date of June 18, 2003 and to execute the sale of a certain number of shares of Class C Stock with time, price and amount discretion in the sale of the Class C Stock vested in Bear Stearns. Bear Stearns is not authorized to sell any share of Class C Stock if the gross sales price for such share is less than $21. Mr. Edelman's plan provides for the exercise of options to purchase 60,000 shares and the sale of 85,000 shares and terminates on June 1, 2004. Not more than 20,000 shares will be sold on any day under Mr. Edelman's plan. Ms. Corsiglia's plan provides for the exercise of options to purchase 30,000 shares and the sale of 41,000 shares and terminates on June 1, 2004. Not more than 10,000 shares will be sold on any day under Ms. Corsiglia's plan. Except as may be required by law, Farmer Mac does not undertake to report future plans adopted by Farmer Mac's officers or directors nor to report modifications, terminations, transactions or other activities under such plans.

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